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                                 LAW OFFICES OF


                         SAUL, EWING, REMICK & SAUL LLP
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BERWYN, PENNSYLVANIA               CENTRE SQUARE WEST               PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA    1500 MARKET STREET, 38th FLOOR          WILMINGTON, DELAWARE
NEW YORK, NEW YORK            PHILADELPHIA, PA 19102-2186
                                    (215) 972-7777

                               Fax: (215) 972-7725
                        Internet Email: lawyers@saul.com
                       World Wide Web: http://www.saul.com
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                                                                  July 15, 1998


Lenfest Communications, Inc.
c/o The Lenfest Group
200 Cresson Boulevard
Oaks, PA  19456

Ladies and Gentlemen:

         We have acted as special counsel to Lenfest Communications, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (Registration No. 333-51589) filed by the Company with the Securities and Exchange Commission on May 1, 1998 (the "Registration Statement") relating to the offering of $150 million principal amount of its 7-5/8% Senior Notes due 2008 (the "Senior Exchange Notes") and $150 million principal amount of its 8-1/4% Senior Subordinated Notes due 2008 (the "Senior Subordinated Exchange Notes", and together with the Senior Exchange Notes, the "Exchange Notes"), as more fully described in the Registration Statement. The Exchange Notes are to be issued pursuant to the terms of an indenture dated as of February 5, 1998 (the "Senior Notes Indenture") and an indenture dated as of February 5, 1998 (the "Senior Subordinated Notes Indenture"; the Senior Notes Indenture and the Senior Subordinated Notes Indenture are collectively referred to as the "Indentures"), between the Company and The Bank of New York, as trustee, as more fully described in the Registration Statement.

         In connection with the proposed public offering of the Exchange Notes, we have reviewed the Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the relevant corporate proceedings of the Company, the Registration Statement, the Exchange Notes and the Indentures. No opinion is given herein as to the effect of any law or document which we have not reviewed as described above. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity, correctness and completeness of all documents submitted to us as originals or copies and the conformity to the original documents of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that when the Exchange Notes have been duly authorized, executed, authenticated and issued in accordance with the Indentures and as set forth in the Registration Statement, the Exchange Notes will be validly issued and will constitute binding obligations of the Company, subject to, (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws and decisions relating to or affecting debtor's obligations or creditors' rights generally, whether now or hereafter in effect, and (ii) general principles of equity and fair dealing (whether enforcement is sought at law or in equity).

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July 15, 1998
Page 2


         We are members of the bar of Pennsylvania and New York and do not purport to be experts respecting, and do not express any opinions herein concerning, any laws other than (i) the business corporation law of the State of Delaware, and (ii) the existing substantive laws (excluding those relating to conflicts of law) of the State of New York, in view of the fact that the Exchange Notes and the Indentures provide that they should be governed by and interpreted in accordance with the laws of the State of New York.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,



                                              /s/ Saul, Ewing, Remick & Saul LLP